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                          SECURITIES PAYMENT AGREEMENT


THIS SECURITIES PAYMENT AGREEMENT (the "Agreement") is made and entered into as of the 25th day of March, 2003 (the "Effective Date"), by and among AAI International Inc., a Delaware corporation ("AAI International"), aaiPharma, Inc., a Delaware corporation ("aaiPharma" and collectively with AAI International and each of their affiliates, "AAI"), and Endeavor
Pharmaceuticals, Inc., a Delaware corporation ("Endeavor").

WHEREAS, Endeavor and aaiPharma are parties to that certain Pharmaceutical Services Agreement dated February 4, 2002 (including the Proposals, as defined and incorporated therein) (collectively, the "PSA"), pursuant to which aaiPharma agreed to provide the Services (as such term is defined in the PSA) to Endeavor;

Whereas, Endeavor and AAI are parties to that certain Commercial Manufacturing Agreement dated February 27, 2003 (the "CMA" and together with the PSA, the "AAI Agreements"), pursuant to which AAI agreed to Manufacture Products and Package Third Party Products (as such terms are defined in the CMA) for Endeavor; and

Whereas, Endeavor and AAI wish to enter into this Agreement to supplement the AAI Agreements and permit the issuance to AAI of equity securities or notes convertible into equity securities, for an aggregate issuance value of up to $3,000,000, as a form of payment under the AAI Agreements.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Payments with Securities. At any time during the eighteen (18) month period commencing on the Effective Date (the "Issuance Period"), subject to
     Section 2, Endeavor, in its sole discretion, may satisfy payment of any invoice received from AAI pursuant to the AAI Agreements:

     (a) During the period commencing on the Effective Date and ending on the earlier of (x) four (4) months therafter, or (y) upon a "Change of Control" (as defined in Endeavor's Amended and Restated Certificate of Incorporation, as amended) (the "Initial Period"), (i) by cash, (ii) by the issuance of convertible subordinated promissory notes, substantially in the form attached to this Agreement as Exhibit "A" (each, a "Note"), convertible into either (A) shares of Endeavor's preferred stock, par value $.01 per share ("Preferred Stock") designated as "Series E Convertible Preferred Stock" ("Series E Stock"), at a value of $19.79 per share, if Endeavor does not designate a new class of Preferred Stock as "Series F Convertible Preferred Stock" ("Series F Stock") and does not issue shares of Series F Stock to other investors during the Initial Period, or (B) shares of Series F Stock, at the same value per share at which such shares of Series F Stock were issued to other investors, if Endeavor designates a new class of Series F Stock and


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          issues shares of Series F Stock to other investors during the Initial
          Period, or (iii) by any combination of cash and Notes; and

     (b) During the remainder of the Issuance Period following the Initial Period (i) by cash, (ii) by the issuance of any of the following (each, "Stock"): (A) shares of Series E Stock, at a value of $19.79 per share, if Endeavor does not designate a new class of Series F Stock and does not issue shares of Series F Stock to other investors during the Initial Period, (B) shares of Series F Stock, at the same value per share at which such shares of Series F Stock were issued to other investors, if Endeavor designates a new class of Series F Stock and issues shares of Series F Stock to other investors during the Initial Period, or (C) following a Change of Control, if any, equity securities of Endeavor's successor, at the same value per share at which such Series E Stock or Series F Stock, as the case may be, was valued in such Change of Control, or (iii) by any combination of cash and Stock in accordance with this Section 1(b); and

          provided, however, that:

     (c) Endeavor may not issue shares of Stock or Notes pursuant to this Agreement that have an aggregate issuance value in excess of $3,000,000;

     (d) Endeavor may not issue that number of shares of Stock or Notes convertible into that number of shares of Stock pursuant to this Agreement which aaiPharma has advised Endeavor would cause aaiPharma to own twenty percent (20%) or more of the capital stock of Endeavor at the time of such issuance;

     (e) Endeavor may not issue shares of Stock or Notes pursuant to this Agreement to satisfy an invoice for materials or packaging materials used by AAI in performing services under the AAI Agreements that are invoiced either based on a pass-through cost arrangement or directly by the third party vendor;

     (f) Endeavor may not issue shares of Stock or Notes pursuant to this Agreement to satisfy more than fifty percent (50%) of an invoice amount for Services under the PSA that constitute clinical trial or other developmental Services; and

     (g) Endeavor must advise AAI of the method by which it will satisfy payment of an invoice received from AAI pursuant to the AAI Agreements (i.e. by cash, Notes, Stock or a combination thereof) at the time Endeavor submits a Purchase Order (as defined in the CMA) to AAI or at the time Endeavor accepts a Proposal (as defined in the PSA) by executing and submitting such Proposal to AAI, as applicable.

2. Adjustments.

     (a) In the event that Endeavor enters into a Change of Control, at anytime before the earlier of (i) the consummation of a private placement(s) of equity or debt securities of at least $8,000,000 in the aggregate,
          (ii) an "Initial Public Offering" (as defined in Endeavor's Amended and Restated Certificate of Incorporation, as


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          amended), or (iii) December 31, 2003, in which the shares of Series E
          Stock or Series F Stock issued to AAI hereunder, as appropriate, are valued at less than $19.79 per share or the value per share at which shares of Series F Stock were issued to other investors, respectively (a "Shortfall"), then Endeavor shall require that as a condition to the consummation of such Change of Control AAI shall be allocated additional consideration with a value equivalent to the Shortfall.

     (b) In the event that Endeavor does not enter into a Change of Control or Initial Public Offering or does not consummate a private placement(s) of equity or debt securities of at least $8,000,000 in the aggregate (each, a "Transaction") by December 31, 2003, Endeavor shall promptly issue to AAI, at no additional cost to AAI, the same number of shares and series of Stock issued to AAI prior to December 31, 2003 pursuant hereto. If Endeavor does not enter into a Transaction by December 31, 2003, then, to the extent Endeavor elects to satisfy payment of any invoice from AAI with Stock, in accordance with Section 1 hereof, for services rendered by AAI after December 31, 2003, Endeavor shall promptly issue to AAI, at no additional cost to AAI, the same number of shares and series of Stock issued to AAI in satisfaction of such invoice pursuant to Section 1 hereof. All additional issuances of Stock pursuant to this Section 2(b) shall be subject to the restriction contained in Section 1(d) hereof.

3. Investor Representations. In connection with any and all issuances of shares of Stock or Notes by Endeavor to AAI pursuant to this Agreement, AAI represents and warrants to Endeavor, as of the time of each such issuance, that:

     (a) Accredited Investor. AAI is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act").

     (b) No Registration. AAI understands that any shares of Stock that may be issued to it pursuant to this Agreement, the shares of common stock, par value $.01 per share, of Endeavor or its successor (the "Common Stock") issuable upon conversion of such shares of Stock, any Notes that may be issued to it pursuant to this Agreement, the shares of Stock issuable upon conversion of such Notes, and the shares of Common Stock issuable upon conversion of such shares of Stock issued upon conversion of such Notes (collectively, the "Securities"), have not been and will not be registered under the Securities Act on the ground that the issuances of Securities hereunder are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Endeavor's reliance on such exemption is predicated on AAI's representations set forth in this Section 3.

     (c) Transfer Restrictions. AAI will not sell or otherwise transfer any of the Securities, unless such disposition is registered under the Securities Act or exempt from registration under the Securities Act and, if Endeavor so requests, AAI receives a legal opinion in a form acceptable to Endeavor, to the effect that such disposition is exempt from registration under the Securities Act.


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     (d)  No Intention to Distribute. The Securities will be acquired for investment for AAI's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof; AAI has no present intention of selling, granting any participation in, or otherwise distributing the same; and AAI does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any Third Party with respect to the same.

     (e) Experienced Investor. AAI is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of Endeavor. AAI acknowledges that it can bear the economic risk of receiving Securities in lieu of cash as payment hereunder, and has such knowledge and experience in financial and business matters to evaluate the merits and risks of receiving Securities in lieu of cash as payment under this Agreement. AAI has not been organized for the purpose of acquiring the Securities.

4. Amendment of Agreements; Full Force and Effect. The AAI Agreements are hereby amended to the extent necessary to give effect to and carry out the transactions and agreements contemplated by this Agreement. Except as otherwise provided in this Agreement, the AAI Agreements shall remain unamended and shall continue in full force and effect.

5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Endeavor nor AAI may assign this Agreement or any portion thereof without the prior written consent of the other, which consent may not be unreasonably withheld or delayed, except that no prior written consent shall be required if Endeavor or AAI assigns any or all of its rights hereunder to one of its affiliates or successor in interest pursuant to a merger, acquisition, reorganization or similar transaction or series of transactions.

6. Notices. Unless otherwise stated in this Agreement as to the method of delivery, all notices or other communications required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by hand, courier, facsimile or if mailed first class, postage prepaid, by registered or certified mail, return receipt requested (such notices will be deemed to have been given on the date received in the case of hand delivery, delivery by courier, or facsimile delivery, and on the third (3rd) business day following the date of post mark in the case of delivery by mail) as follows:

                  If to Endeavor:

                  Endeavor Pharmaceuticals, Inc.
                  127 Racine Drive, Suite 202
                  Wilmington, NC 28403
                  Attn: Vice President, Manufacturing and Business Development
                  Fax: 910-790-9041

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                  with a copy to:

                  Endeavor Pharmaceuticals, Inc.
                  127 Racine Drive, Suite 202
                  Wilmington, NC 28403
                  Attn: General Counsel
                  Fax: 910-790-9041

                  If to AAI:

                  AAI International Inc.
                  1726 N. 23rd St.
                  Wilmington, NC 28405
                  Attn: Sally Batts
                  Fax: 910-815-2362

                  with a copy to:

                  aaiPharma Inc.
                  2320 Scientific Park Dr.
                  Wilmington, NC 28409
                  Attn: General Counsel
                  Fax: (910) 815- 2387

7. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof only by a written instrument executed by such party. No delay on the part of Endeavor or AAI in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Endeavor or AAI of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8. Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto signed by authorized representatives of the parties.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

10. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, USA, excluding any choice of law rules that may direct the application of the law of another state.

11. Captions. All section and subsection titles or captions contained in this Agreement and in any exhibit, schedule or certificate referred to herein or annexed to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.


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12.  Entire Agreement. This Agreement together with the AAI Agreements, including the exhibits hereto or thereto, set forth the entire understanding between the parties as to the subject matter hereof and supersede all other documents, agreements, verbal consents, arrangements, and understandings by or between the parties with respect to the subject matter hereof.

13. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions shall not be affected thereby.

14. Further Assurances. At any time or from time to time after any issuance of Securities, Endeavor, on the one hand, and AAI, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of such issuance.

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IN WITNESS WHEREOF, each of the undersigned parties has caused this Agreement to be executed by an authorized officer as of the date first written above.

Endeavor Pharmaceuticals, Inc.

By:      /S/ R. Forrest Waldon
         R. Forrest Waldon
         President and Chief Executive Officer

AAI International Inc.

By:      /S/ Vijay Aggarwal
         Name: Vijay Aggarwal
         Title: President

aaiPharma, Inc.

By:      /S/ Philip S. Tabbiner
         Name: Philip S. Tabbiner
         Title: President and Chief Executive Officer